ASSIGNMENT OF DEBT

THIS ASSIGNMENT dated for reference the February 23, 2012

BETWEEN:

Bioshaft Water Technology Inc.
#220 – 1 Orchard Road
Lake Forest, CA   92630

(herein  "Assignor")

AND:

Six Capital Limited
6th Floor, St. John’s Building
33 Garden Road, Central
Hong Kong

 (the "Assignee")

WHEREAS:

A.

Pursuant to a loan agreement, with repayment schedule dated August 1, 2011 (collectively, the "Loan Agreement"), attached hereto as Exhibit “A”,  in regards to the provision of a loan to Pedernales Brewing Company, LLC and Lee Hereford (collectively, the “Borrower"), Borrower is indebted to the Assignor for the sum of TWO HUNDRED AND FIFTY THOUSAND (U.S.) DOLLARS (U.S.$250,000) (the "Outstanding Amount"), pursuant to and in accordance with the terms and conditions of the Loan Agreement.

B.

The Assignor has agreed to accept US$250,000 from the Assignee in satisfaction of the Outstanding Amount and has agreed to assign to the Assignee all of the Assignor's right, title and interest in and to the Outstanding Amount, (together with all evidences thereof and all rights and benefits of the Assignor pertaining thereto and proceeds derived therefrom, the "Assigned Rights") in accordance with this Assignment and has agreed to issue certain share purchase warrant to the Assignee as described herein.

NOW THEREFORE, in consideration of the sum of US$250,000 now paid by the Assignee to the Assignor (the receipt and sufficiency of which are hereby acknowledged by the Assignor), the Assignor covenants and agrees as follows:

1.

The Assignor hereby absolutely and unconditionally forever assigns, transfers and sets over unto the Assignee all of the Assignor's right, title and interest in and to the Assigned Rights and all benefits and advantages to be derived therefrom; and the full benefit of all covenants and agreements on the part of Borrower, or any third parties with respect to any of the Assigned Rights; with full power and authority to collect payment of the Outstanding Amount and the interest accrued thereon, or enforce, demand, collect, sue for breach of any said warranty, guarantee, indemnity or covenant or for specific performance of any said warranty, guarantee, indemnity or covenant contained in the Outstanding Amount Agreement or any instrument of Borrower given in support thereof, in the name of the Assignor.

2.

The Assignor has the right to repurchase the loan from the Assignee for the remaining principal balance plus unpaid interest.

3.

The Assignor hereby grants to the Assignee 10,000,000 share purchase warrants, with each warrant entitling the Assignee to acquire one share of common stock in the capital of the Assignor at an exercise price of $0.025 per share for a period of five years from the date of this Assignment.  Should the Assignor repurchase the loan from the Assignee, the warrants shall remain in the Assignee’s possession.

4.

The Assignor warrants to the Assignee that:

(a)

the Assignor has full right, power and authority to enter into this Assignment and to assign the Assigned Rights to the Assignee;

(b)

except as set out in this Assignment, the Assignor has not assigned all or any part of its interest in any of the Assigned Rights and has not granted any options, interests or other rights in or to any of the Assigned Rights;

(c)

no payment is required to be made to any person other than the Assignor in order for the Assignee to enjoy the full benefit of, the Assigned Rights;

(d)

none of the Assignment Agreement or any instrument of Borrower given in support thereof have been amended, modified, terminated or surrendered nor has the Assignor waived any of its rights thereunder; and

(e)

the outstanding balance of the Outstanding Amount as of the date hereof is TWO HUNDRED and FIFTY THOUSAND (U.S.) DOLLARS (U.S. $250,000) and Borrower has no outstanding right of counterclaim or set-off, nor is there any dispute between Borrower and the Assignor with respect to the amount owing by Borrower to the Assignor in respect of the Outstanding Amount.

5.

In consideration of the assignment of the Outstanding Amount to the Assignors and for the payment of sum of US$250,000 by the Assignee to the Assignor not being assigned herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Assignee for itself, and for its agents, servants, successors and assigns, does hereby remise, release and forever discharge Borrower from any and all manner of actions, causes of action, suits, debts, due accounts, bonds, covenants, contracts, claims, demands, damages, costs, expenses and any and all legal obligations and compensation of whatsoever kind and howsoever arising and whether known or unknown, suspected or unsuspected and which the Assignor had or now has or which its agents, servants, successors and assigns hereafter can, shall or may have, arising out of or in connection with the Assignment Agreement and including, but not limited to any and all agreements, arising from or pertaining thereto

6.

The Assignor will at all times hereafter execute and deliver, at the request of the Assignees, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Assignment.  Without limiting the generality of the foregoing, the Assignor will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Assigned Rights and to direct Borrower to fulfil its obligations under the Outstanding Amount Agreement or any instrument made by Borrower in favour of the Assignor in respect thereof for the benefit of the Assignee.

7.

Each of the parties to this Assignment acknowledges that such party has read this document and fully understands the terms of this Assignment, and acknowledges that this Assignment has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

8.

This Assignment will enure to the benefit of the Assignees and their successors and assigns, and will be binding upon the Assignor and its successors and assigns.

9.

This Assignment will be governed by and construed in accordance with the laws in force in the State of California and the parties submit to the non-exclusive jurisdiction of the courts of State of California in any proceedings pertaining to the Assigned Rights or this Assignment.

10.

This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document.  All counterparts will be construed together and will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the day and year first above written.

BIOSHAFT WATER TECHNOLOGY INC.

 Per:

Authorized Signatory

Authorized Signatory

SIX CAPITAL LIMITED

Per:    Authorized Signatory

Authorized Signatory

Assignment of the Loan Agreement acknowledged

this 23rd day of February, 2012

Exhibit “A”

Loan Agreement

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") dated this 1st day of August, 2011 BETWEEN: Bioshaft Water Technology, Inc, of 1 Orchard Rd., Lake Forest, CA 92630 (the “Lender”)

OF THE FIRST PART

Pedernales Brewing Company, LLC of 313 Skyline Drive, Harper, TX 78631 USA

And

Lee Hereford, individual, personally securing the loan, of 313 Skyline Drive, Harper, TX 78631 USA

(the “Borrower”)

OF THE SECOND PART

IN CONSIDERATION OF the Lender loaning certain monies (the “Loan”) to the Borrower and the Borrower repaying the Loan to the lender, both parties agree to keep, perform and fulfill the promises and conditions set out in the agreement.

Loan Amount & Interest

1.

The Lender promises to loan three hundred thousand ($300,000.00) USD, to the Borrower and the Borrower promises to repay the principal amount to the Lender, at 1 Orchard Rd., Lake Forest, CA 92630, or at such address as may be provided in writing, with interest payable on the unpaid principal at the rate of 18.0% (Eighteen Percent) per annum, calculated monthly not in advance.

Payment

2.

This Loan will be repaid with a $50,000.00 (Fifty Thousand Dollars) paid on 8/1/201l with the balance of $250,000 (Two Hundred Dollars) paid in 40 monthly installments of principal and interest on the anniversary date of the execution of this Agreement commencing on August 1, 2011 with the balance owing under this Agreement being paid at the end of its term. The payments’ amounts and schedule are made in accordance with “attachment A” which is considered part of this Loan Agreement.

3.

At any time while not in default under this agreement, the Borrower may pay the outstanding balance then owing under this Agreement to the Lender without further bonus or penalty.

Default

4.

Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing and interest due under this agreement at that time to be immediately due and payable.

5.

If the Borrower defaults in payment as required under this Agreement or after demand for ten (Ten) days, the Security will be immediately provided to the Lender and the Lender is granted all rights of repossession as a secured party.

Security

6.

This Loan is secured by the following equipment (the “Security”) Waste Water Treatment System per Bioshaft's Proposal # PUS-071511, dated July 15, 2011 a copy of which is attached to this agreement.

Serial Number PBC PO 110801

7.

The Borrower grants to the Lender a security interest in the Security until this Loan is paid in full. The lender will be listed as a lender on the title of the Security whether or not the Lender elects to perfect the security interest in the Security.

Governing Law

8.

This Agreement will be construed in accordance with and governed by the laws of the State of Texas.

Costs

9.

All costs, expenses and expenditures including, without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

Binding Effect

10.

This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns or the Borrower and Lender. The Borrower waives presentment of payment, notice of non-payment, protest, and notice of protest.

Amendments

11.

The Agreement may only be amended or modified by a written instrument executed by both the Borrower and the Lender.

Severability

12.

The clauses and paragraphs contained in this Agreement are intended to be real and construed independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provisions be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way effect impaired or invalidated as a result.

General Provisions

13.

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

14.

This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on the dates indicated below,

SIGNED, SEALED AND DELIVERED

This 23 day of November, 2011 in the presence of

Bioshaft Water Technology, Inc.
___________ (seal)
A NOTARY PUBLIC IN AND FOR	Per: /s/ Imad Yassin, COO
The State of California

Address ----------------------
Telephone ---------------------

SIGNED, SEALED AND DELIVERED

This 24 day of October, 2011 in the presence of

Pedernales Brewing Company, LLC
Katherine Stevens Burris (seal)
A NOTARY PUBLIC IN AND FOR	Per: /s/ Lee Hereford, Principal
The State of Texas

Address 150 E. Main St. Fredericksburg, TX 78624
Telephone 830-990-4220

SIGNED, SEALED AND DELIVERED

This 24 day of October, 2011 in the presence of

Lee Hereford, Guarantor of Loan
Katherine Stevens Burris (seal)
A NOTARY PUBLIC IN AND FOR	Per: /s/ Lee Hereford
The State of Texas

Address 150 E. Main St. Fredericksburg, TX 78624
Telephone 830-990-4220

Appendix A		Loan Schedule for Pedernalis Brewery Company (Lee Hereford)						Rev. 120209
Loan Amortization								
Term Count	Date YYMMDD	Payment #	Payment Amount	Interest Payment	Principal Payment	Accumulated Interest	Accumulated Principal	Balance Due
0								$300,000.00
1	110801	1	$50,000.00	$0.00	($50,000.00)	$0.00	($50,000.00)	$250,000.00
8	120301	2	$5,000.00	($3,750.00)	($1,250.00)	($3,750.00)	($51,250.00)	$248,750.00
9	120401	3	$5,000.00	($3,731.25)	($1,268.75)	($7,481.25)	($52,518.75)	$247,481.25
10	120501	4	$5,000.00	($3,712.22)	($1,287.78)	($11,193.47)	($53,806.53)	$246,193.47
11	120601	5	$21,500.00	($3,692.90)	($17,807.10)	($14,886.37)	($71,613.63)	$228,386.37
12	120701	6	$21,500.00	($3,425.80)	($18,074.20)	($18,312.17)	($89,687.83)	$210,312.17
13	120801	7	$22,000.00	($3,154.68)	($18,845.32)	($21,466.85)	($108,533.15)	$191,466.85
14	120901	8	$5,000.00	($2,872.00)	($2,128.00)	($24,338.85)	($110,661.15)	$189,338.85
15	121001	9	$5,000.00	($2,840.08)	($2,159.92)	($27,178.93)	($112,821.07)	$187,178.93
16	121101	10	$5,000.00	($2,807.68)	($2,192.32)	($29,986.62)	($115,013.38)	$184,986.62
17	121201	11	$5,000.00	($2,774.80)	($2,225.20)	($32,761.42)	($117,238.58)	$182,761.42
18	130101	12	$5,000.00	($2,741.42)	($2,258.58)	($35,502.84)	($119,497.16)	$180,502.84
19	130201	13	$5,000.00	($2,707.54)	($2,292.46)	($38,210.38)	($121,789.62)	$178,210.38
20	130301	14	$5,000.00	($2,673.16)	($2,326.84)	($40,883.54)	($124,116.46)	$175,883.54
21	130401	15	$7,000.00	($2,638.25)	($4,361.75)	($43,521.79)	($128,478.21)	$171,521.79
22	130501	16	$7,000.00	($2,572.83)	($4,427.17)	($46,094.62)	($132,905.38)	$167,094.62
23	130601	17	$7,000.00	($2,506.42)	($4,493.58)	($48,601.04)	($137,398.96)	$162,601.04
24	130701	18	$7,000.00	($2,439.02)	($4,560.98)	($51,040.05)	($141,959.95)	$158,040.05
25	130801	19	$7,000.00	($2,370.60)	($4,629.40)	($53,410.65)	($146,589.35)	$153,410.65
26	130901	20	$7,000.00	($2,301.16)	($4,698.84)	($55,711.81)	($151,288.19)	$148,711.81
27	131001	21	$7,000.00	($2,230.68)	($4,769.32)	($57,942.49)	($156,057.51)	$143,942.49
28	131101	22	$7,000.00	($2,159.14)	($4,840.86)	($60,101.63)	($160,898.37)	$139,101.63
29	131201	23	$7,000.00	($2,086.52)	($4,913.48)	($62,188.15)	($165,811.85)	$134,188.15
30	140101	24	$7,000.00	($2,012.82)	($4,987.18)	($64,200.97)	($170,799.03)	$129,200.97
31	140201	25	$7,000.00	($1,938.01)	($5,061.99)	($66,138.99)	($175,861.01)	$124,138.99
32	140301	26	$7,000.00	($1,862.08)	($5,137.92)	($68,001.07)	($180,998.93)	$119,001.07
33	140401	27	$10,000.00	($1,785.02)	($8,214.98)	($69,786.09)	($189,213.91)	$110,786.09
34	140501	28	$10,000.00	($1,661.79)	($8,338.21)	($71,447.88)	($197,552.12)	$102,447.88
35	140601	29	$10,000.00	($1,536.72)	($8,463.28)	($72,984.60)	($206,015.40)	$93,984.60
36	140701	30	$10,000.00	($1,409.77)	($8,590.23)	($74,394.37)	($214,605.63)	$85,394.37
37	140801	31	$10,000.00	($1,280.92)	($8,719.08)	($75,675.28)	($223,324.72)	$76,675.28
38	140901	32	$10,000.00	($1,150.13)	($8,849.87)	($76,825.41)	($232,174.59)	$67,825.41
39	141001	33	$10,000.00	($1,017.38)	($8,982.62)	($77,842.79)	($241,157.21)	$58,842.79
40	141101	34	$10,000.00	($882.64)	($9,117.36)	($78,725.44)	($250,274.56)	$49,725.44
41	141201	35	$10,000.00	($745.88)	($9,254.12)	($79,471.32)	($259,528.68)	$40,471.32
42	150101	36	$10,000.00	($607.07)	($9,392.93)	($80,078.39)	($268,921.61)	$31,078.39
43	150201	37	$10,000.00	($466.18)	($9,533.82)	($80,544.56)	($278,455.44)	$21,544.56
44	150301	38	$10,000.00	($323.17)	($9,676.83)	($80,867.73)	($288,132.27)	$11,867.73
45	150401	39	$10,000.00	($178.02)	($9,821.98)	($81,045.75)	($297,954.25)	$2,045.75
46	150501	40	$2,076.43	($30.69)	($2,045.74)	($81,076.43)	($300,000.00)	$0.00